As filed with the Securities and Exchange Commission on May 21, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5531	54-2049910
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

5673 Airport Road, Roanoke, Virginia 24012
(540) 362-4911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ADVANCE AUTO PARTS, INC.
2001 EXECUTIVE STOCK OPTION PLAN
2001 SENIOR EXECUTIVE STOCK OPTION PLAN
2001 EMPLOYEE STOCK SUBSCRIPTION PLAN
2001 SENIOR EXECUTIVE STOCK SUBSCRIPTION PLAN
(Full title of the plan)

Jeffrey T. Gray
Senior Vice President and
Chief Financial Officer
5673 Airport Road, Roanoke, Virginia 24012
(540) 362-4911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric M. Margolin,	Paul G. Lane, Esq.
Senior Vice President,	Bingham McCutchen LLP
General Counsel and Secretary	355 South Grand Avenue
Advance Auto Parts, Inc.	Suite 4400
5673 Airport Road	Los Angeles, California 90071
Roanoke, Virginia 24012	(213) 229-8490
(540) 362-4911

EXPLANATORY NOTE

        Advance Auto Parts, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 on November 29, 2001 (registration no. 333-74162) (the “Prior Registration Statement”). The Company hereby amends the Prior Registration Statement by filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (“Post-Effective Amendment”) to reflect that, effective May 19, 2004, 3,600,000 authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), available for issuance under the Registrant’s 2001 Executive Stock Option Plan, and 1,710,000 authorized shares of Common Stock available for issuance under the Registrant’s 2001 Senior Executive Stock Option Plan (collectively, the “Carried Forward Shares”) will no longer be available under such option plans, but will be available for offer and sale under the Registrant’s 2004 Long-Term Incentive Plan.

        Contemporaneously with the filing of this Post Effective Amendment, the Registrant is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register, among other things, the Carried Forward Shares under the Registrant’s 2004 Long-Term Incentive Plan, and the Carried Forward Shares and the related registration fee are being carried forward from the Prior Registration Statement to the New Registration Statement.

        In addition, this Post-Effective Amendment de-registers 422,326 authorized shares of Common Stock available for issuance under the 2001 Employee Stock Subscription Plan and the 2001 Senior Executive Stock Subscription Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on this 21st day of May, 2004.

ADVANCE AUTO PARTS, INC.

By:	/s/ Jeffrey T. Gray
Jeffrey T. Gray
Senior Vice President and
Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitute and appoint Lawrence P. Castellani and Jeffrey T. Gray and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Lawrence P. Castellani	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 21, 2004
Lawrence P. Castellani

Signature	Title(s)	Date

/s/ Jeffrey T. Gray	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2004
Jeffrey T. Gray

/s/ John C. Brouillard	Director	May 21, 2004
John C. Brouillard

/s/ Gilbert T. Ray	Director	May 21, 2004
Gilbert T. Ray

/s/ John M. Roth	Director	May 21, 2004
John M. Roth

/s/ Carlos A. Saladrigas	Director	May 21, 2004
Carlos A. Saladrigas

/s/ William L. Salter	Director	May 21, 2004
William L. Salter

/s/ Francesca Spinelli, PhD	Director	May 21, 2004
Francesca Spinelli, PhD

/s/ Nicholas F. Taubman	Director	May 21, 2004
Nicholas F. Taubman

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